ACQUISITION AND STOCK EXCHANGE AGREEMENT

THIS ACQUISITION AND STOCK EXCHANGE AGREEMENT (the “Agreement”) made this 1st day of October, 2018 by and between, SHE Beverage Company, Inc., a California corporation, with offices located at 42601 8th Street West, Suite 108, Lancaster, CA 93534 (“SHE”) and Mink Bath Bombs, a sole proprietorship, with offices located at 25548 Fountain Glen court #108, Stevenson Ranch, 91381, (“BATH” or the “Company”) on behalf of its owners, both parties hereinafter referred to individually as the “Party” or collectively as the “Parties.”

BACKGROUND:

A.        The Boards of Directors of SHE and ownership of BATH have determined that an acquisition of 100% of the outstanding ownership interests of BATH by SHE through an exchange upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of SHE’s stockholders and BATH’s interest holders, and the Boards of Directors of SHE and BATH have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of the ownership interests in BATH (the “Shares”) will be exchanged for the right to receive 200,000 shares of common stock of SHE (the “Exchange Shares”).

B.         SHE and BATH desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and to prescribe various conditions to the Exchange.

C.         For federal income tax purposes, the Parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

THE EXCHANGE

1.01     Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California Revised Statutes (“California Statutes”), at the Closing (as hereinafter defined), the Parties shall do the following:

(a)       The interest holders of BATH will sell, convey, assign, and transfer the ownership interests to SHE by delivering to SHE executed and transferable certificates. The ownership interests transferred to SHE at the Closing shall constitute 100% of all issued and outstanding ownership interests in the Company.

(b)       As consideration for its acquisition of the ownership interests, SHE shall issue the Exchange Shares to BATH by delivering a share certificate to BATH evidencing the Exchange Shares (the “Exchange Share Certificates”).

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(c)       For federal income tax purposes, the Exchange is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any Tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “Plan of Reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of SHE or BATH has taken or failed to take, and after the Effective Time (as defined below), SHE shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

1.02     Effect of the Exchange. The Exchange shall have the effects set forth in the applicable provisions of the California Statutes.

1.03     Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the “Closing”) will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day upon satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”), at the offices of EAD Law Group, LLC, unless another date, time or place is agreed to in writing by the Parties hereto.

1.04     Effective Time of Exchange. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the Parties shall make all filings or recordings required under California Statutes. The Exchange shall become effective at such time as is permissible in accordance with California Statutes (the time the Exchange becomes effective being the “Effective Time”). SHE and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01     Representations and Warranties of the Company. As set forth in the Company disclosure schedule delivered by BATH to SHE at the time of execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to SHE as follows:

(a)       Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

(b)       Subsidiaries. The Company does not own directly or indirectly, any equity or other shares in any company, corporation, partnership, joint venture or otherwise.

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(c)       Ownership Interests. The Ownership Interests represent 100% of the issued and outstanding ownership interests of the Company. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of the Company or obligating the Company to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of the ownership interests of the Company.

(d)       Authority; Non-contravention. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company’s articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

(e)       Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act of 1933, as amended (the “Securities Act”) or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

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(f)       Absence of Certain Changes or Events. Except as set forth on Schedule 2.01(g), since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)         material adverse change with respect to the Company;

(ii)        event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of SHE;

(iii)       condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(iv)       incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to SHE in writing;

(v)        creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)       transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)      labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)     payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)       write-offs or write-downs of any assets of the Company;

(x)        creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

(xi)       damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

(xii)      other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

(xiii)     agreement or commitment to do any of the foregoing.

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(g)       Certain Fees. Except as set forth on Schedule 2.01(h), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(h)       Litigation; Labor Matters; Compliance with Laws.

(i)         There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii)        The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company.

(iii)       The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(i)       Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any ownership interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(j)       Tax Returns and Tax Payments.

(i)         The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

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(ii)        No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(iii)       As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(k)       Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company. The Company is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, byproducts and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

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(l)       Material Contract Defaults. The Company is not, nor has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(m)       Accounts Receivable. All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(n)       Properties. The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(o)       Intellectual Property.

(i)         As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

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(ii)        The Company owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of the Company, none of the Company’s Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

(p)       Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01(g).

(q)       Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to SHE or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

2.02     Representations and Warranties of SHE. Except as set forth in the disclosure schedule delivered by SHE to the Company at the time of execution of this Agreement (the “SHE Disclosure Schedule”), SHE represents and warrants to the Company as follows:

(a)       Organization, Standing and Corporate Power. SHE is duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. SHE is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to SHE.

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(b)       Subsidiaries. SHE, at this time, does not own directly or indirectly, equity or other shares in any company, corporation, partnership, joint venture or otherwise.

(c)       Capital Structure of SHE. As of the date of this Agreement, the authorized capital stock of SHE consists of 100,000,000 shares of SHE Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, par value $0.001. There are no other shares of SHE stocks issuable upon the exercise of outstanding warrants, options and otherwise. All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)       Corporate Authority; Non-contravention. SHE has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by SHE and the consummation by SHE of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of SHE. This Agreement has been duly executed and when delivered by SHE shall constitute a valid and binding obligation of SHE, enforceable against SHE in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of SHE under, (i) its articles of incorporation, bylaws, or other charter documents of SHE (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to SHE, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to SHE, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to SHE or could not prevent, hinder or materially delay the ability of SHE to consummate the transactions contemplated by this Agreement.

(e)       Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to SHE in connection with the execution and delivery of this Agreement by SHE, or the consummation by SHE of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the California Statutes, the Securities Act or the Exchange Act.

(f)       Certain Fees. Except as set forth on Schedule 2.02(h), no brokerage or finder’s fees or commissions are or will be payable by SHE to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

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(g)       Litigation; Labor Matters; Compliance with Laws.

(i)         There is no suit, action or proceeding or investigation pending or, to the knowledge of SHE, threatened against or affecting SHE or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to SHE or prevent, hinder or materially delay the ability of SHE to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SHE having, or which, insofar as reasonably could be foreseen by SHE, in the future could have, any such effect.

(ii)        SHE is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to SHE.

(iii)       The conduct of the business of SHE complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(h)       Benefit Plans. SHE is not a party to any Benefit Plan under which SHE currently has an obligation to provide benefits to any current or former employee, officer or director of SHE.

(i)       Certain Employee Payments. SHE is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of SHE of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(j)       Tax Returns and Tax Payments.

(i)         SHE has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by SHE has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). SHE is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to SHE by a taxing authority in a jurisdiction where SHE does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of SHE did not, as of the SHE Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the SHE Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of SHE and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of SHE.

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(ii)        No material claim for unpaid Taxes has been made or become a lien against the property of SHE or is being asserted against SHE, no audit of any Tax Return of SHE is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by SHE and is currently in effect. SHE has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(k)       Environmental Matters. SHE is in compliance with all Environmental Laws in all material respects. SHE holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on SHE. SHE is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by SHE or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to SHE. SHE has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to SHE. SHE has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on SHE. There are no past, pending or threatened claims under Environmental Laws against SHE and SHE is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against SHE pursuant to Environmental Laws.

(l)       Material Contract Defaults. SHE is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any SHE Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “SHE Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which SHE is a party (i) with expected receipts or expenditures in excess of $5,000.00 US, (ii) requiring SHE to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000 or more, including guarantees of such indebtedness, or (v) which, if breached by SHE in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from SHE or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(m)      Properties. SHE has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by SHE or acquired after the date thereof which are, individually or in the aggregate, material to SHE’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by SHE are held by them under valid, subsisting and enforceable leases of which SHE is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

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(n)       Intellectual Property. SHE owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of SHE’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of SHE, none of SHE’s Intellectual Property or SHE License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against SHE or its successors.

(o)       Board Determination. The Board of Directors of SHE has unanimously determined that the terms of the Exchange are fair to and in the best interests of SHE and its stockholders.

(p)       Required SHE Share Issuance Approval. SHE represents that the issuance of the Exchange Shares to the Selling Member will be in compliance with the California Statutes and the Bylaws of SHE.

(q)       Undisclosed Liabilities. SHE has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the SHE SEC Documents incurred in the ordinary course of business.

(r)       Full Disclosure. All of the representations and warranties made by SHE in this Agreement, and all statements set forth in the certificates delivered by SHE at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by SHE pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of SHE and the SHE Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

3.01     Conduct of the Company and SHE. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company and SHE shall not, unless mutually agreed to in writing:

(a)       engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

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(b)       sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)       fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)       except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and SHE or their business or assets; or

(e)        make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.01     Access to Information; Confidentiality.

(a)       The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to SHE and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its officers, employees and representatives to, furnish promptly to SHE all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of SHE set forth herein and compliance by SHE of its obligations hereunder, during the period prior to the Effective Time, SHE shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of SHE set forth herein and compliance by SHE of its obligations hereunder, and, during such period, SHE shall, and shall cause its officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and SHE will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)       No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

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4.02     Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. SHE and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.03     Public Announcements. SHE, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

4.04     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

4.05     No Solicitation. Except as previously agreed to in writing by the other party, neither the Company nor SHE shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving the Company or SHE, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to either the Company or SHE of the transactions contemplated hereby. The Company or SHE will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Parties conducted heretofore with respect to any of the foregoing.

ARTICLE V

CONDITIONS PRECEDENT

5.01     Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)       No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

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(b)       Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on SHE or the Company shall have been obtained, made or occurred.

(c)       No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, SHE or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or SHE.

5.02     Conditions Precedent to Obligations of SHE. The obligation of SHE to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)       Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

(b)       Consents. SHE shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)       No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

(d)       Delivery of the Assignment of Shares. The selling interest holders shall have delivered the share certificates to SHE on the Closing Date.

(e)       Due Diligence Investigation. SHE shall be reasonably satisfied with the results of its due diligence investigation of the Company in its sole and absolute discretion.

5.03     Conditions Precedent to Obligation of BATH. The obligation of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)       Representations, Warranties and Covenants. The representations and warranties of SHE in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) SHE shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

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(b)       Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)       No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of SHE that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on SHE.

(d)       Board Resolutions. The Company shall have received resolutions duly adopted by SHE’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e)       Delivery of the Exchange Shares Certificate. The Company shall have received the Exchange Shares Certificate on the Closing Date.

(f)       Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of SHE in its sole and absolute discretion.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

6.01     Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

(a)       by mutual written consent of SHE and the Company;

(b)       by either SHE or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

(c)       by either SHE or the Company if the Exchange shall not have been consummated on or before June 15, 2017 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time.);

(d)       by SHE, if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

(e)       by the Company if a material adverse change shall have occurred relative to SHE (and not curable within thirty (30) days);

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(f)       by SHE, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)       by the Company, if SHE willfully fails to perform in any material respect any of its obligations under this Agreement.

6.02     Effect of Termination. In the event of termination of this Agreement by either the Company or SHE as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SHE or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

6.03     Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of SHE and of the Company.

6.04     Extension; Waiver. Subject to Section 6.01(c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.05     Return of Documents. In the event of termination of this Agreement for any reason, SHE and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. SHE and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE VII

INDEMNIFICATION AND RELATED MATTERS

7.01     Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

7.02     Indemnification.

(a)       SHE shall indemnify and hold the selling interest holders and the Company harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which SHE may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by SHE as set forth herein.

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(b)       The Company and selling interest holders shall jointly indemnify and hold SHE and SHE’s officers and directors (“SHE’s Representatives”) harmless for, from and against any and all Losses to which SHE or SHE’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by the Company as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

7.03     Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

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ARTICLE VIII

GENERAL PROVISIONS

8.01     Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to SHE:

SHE Beverage Company, Inc.

42601 8th Street West, Suite 108

Lancaster, CA 93534

If to the Company:

Mink Bath Bombs

25548 Fountain Glen court #108,

Stevenson Ranch, 91381

8.02     Definitions. For purposes of this Agreement:

(a)      an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)      “material adverse change” or “material adverse effect” means, when used in connection with the Company or SHE, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of SHE to the consummation of the Exchange);

(c)      “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and (d) a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

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8.03     Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.04     Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

8.05     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.06     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8.07     Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.08     Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.09     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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8.10     Attorney’s Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party or Parties shall be entitled to recover from the other party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

8.11     Currency. All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Mink Bath Bombs:

By:
Morganne Gervais, principle partner

By:
Lupie Salas, principle partner

SHE Beverage Company, Inc.

By:
Lupe Rose, President & Chief Executive Officer

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Company Disclosure Schedule

The following are the assets requisite from Bath to the shareholders of SHE for the consummation of this Agreement:

1)	All product, hardware, software, licenses, licensing agreements and any other assets owned by Bath at the time of the acquisition by SHE;

2)	All trademarks, patents, logos, identifiers, etc. owned by Bath at the time of the acquisition by SHE;

3)	All Intellectual Property, etc., owned by Bath at the time of acquisition by SHE;

4)	All adverting signs, banners, and identifiers owned by Bath at the time of acquisition by SHE;

5)	All Bath management and interest holders shall not enter into any competing market, work at any competing business, form any entity or operate in any business that is in direct competition with SHE and in any like business as it pertains to SHE’s acquisition of Bath for a period of five (5) years from the execution of the Acquisition and Stock Purchase Agreement executed by both Parties.

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